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                                                                    Exhibit 23.3



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated March 5, 1998 accompanying the consolidated financial statements of Resource Asset Investment Trust and Subsidiaries appearing in the 1997 Annual Report on Form 10-K for the year ended December 31, 1997 which are contained in Amendment No. 1 of the Registration Statement (File No. 333-53067) and Prospectus. We consent to the use of the aforementioned report in such Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton
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GRANT THORNTON LLP


Philadelphia, Pennsylvania
June 5, 1998